NEWS

BG STAFFING, INC. ANNOUNCES THIRD QUARTER 2014 FINANCIAL RESULTS

PLANO, Texas – November 3, 2014 – BG Staffing, Inc. (NYSE MKT: BGSF), a national provider of temporary staffing services across a diverse set of industries, today reported financial results for its third quarter ended September 28, 2014.

Q3 Overview
“While third quarter 2014 revenues were flat compared with 2013, we are pleased with our increase in gross margin of 1.8%,” said L. Allen Baker, Jr., President and CEO.

"We are continuing to successfully implement our plan to diversify our revenue base with offerings in different skill sets serving different geographic areas, and are encouraged to see the impact that strategy has had over the past several years. As a result, we expect to increase revenues in the future and to improve our profitability. In the third quarter of 2014, our commercial business, consisting of our Light Industrial segment, generated revenues of $21.4 million, while our professional business, consisting of our Multifamily and IT Staffing segments, generated revenues of $26.6 million.”

Baker continued, "Now that we are finalizing the successful integration of our latest acquisition, InStaff, which was completed in 2013, we look forward to continuing to build on our five-year track record of accretive, skill set and geographically diversified acquisitions."

Q3 Results
Revenues for the third quarter of 2014 were $48.0 million, flat when compared with revenues in the third quarter of 2013 of $47.9 million. Revenues for the first nine months of 2014 were $129.9 million, an increase of 20.4% when compared with revenues from the first nine months of 2013 of $107.9 million. Gross profit was 20.8% for the third quarter of 2014 compared with 19.0% for the third quarter of 2013, and 20.1% for the first nine months of 2014 compared with 19.1% for the first nine months of 2013. The increase in gross margin percentage was primarily due to a revenue mix shift resulting from increased revenues from higher margin customers and a reduction in revenue of some lower margin customers. The Company reported net income of $0.4 million or $0.06 per diluted share in the third quarter of 2014 compared with pro forma net income of $0.8 million, or $0.15 per diluted share in the third quarter of 2013, and a net loss of $0.9 million, or $0.16 per share for the first nine months of 2014 compared with pro forma net income of $0.6 million, or $0.11 per share for the first nine months of 2013. On September 28, 2014, the Company’s working capital position was $11.0 million.

During the third quarter of 2014, we incurred $0.1 million in non-cash expenses related to stock options granted to management and warrants issued to outsiders, and $1.0 million for the mark-to-market impact of a put option.  As such, Adjusted EBITDA was $3.9 million, or 8.0% of revenues, in the third quarter of 2014, compared with $3.8 million, or 8.0% of revenues for the same period in the prior year.

During the first nine months of 2014, we incurred $1.1 million in non-cash expenses related to stock options granted to management and warrants issued to outsiders, a $1.0 million loss on extinguishment of related party debt, and $1.2 million for the mark-to-market impact of a put option.  As such, Adjusted EBITDA was $8.9 million, or 6.8% of revenues, in the first nine months of 2014, compared with $7.6 million, or 7.1% of revenues for the same period in the prior year.

Non-GAAP Financial Measures
This press release contains the non-GAAP financial measure Adjusted EBITDA.  A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone.
We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, loss on early extinguishment of related party debt, transaction fees related to our acquisitions, and other non-cash expenses such as the put option adjustment and stock-based compensation expense.  Omitting interest, taxes and the other items provides a financial measure that facilitates comparisons of our results of operations with those of companies having different capital structures. Since the levels of indebtedness and tax structures that other companies have are different from ours, we omit these amounts to facilitate investors’ ability to make these comparisons. Similarly, we omit depreciation and amortization because other companies may employ a greater or lesser amount of property and intangible assets. We also believe that investors, analysts and other interested parties view our ability to generate Adjusted EBITDA as an important measure of our operating performance and that of other companies in our industry.

BG Staffing, Inc.
Selected Consolidated Statements of Operations Information
(amounts in thousands, except per-share amounts)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	Sep 28, 2014	Sep 29, 2013	Sep 28, 2014	Sep 29, 2013
Revenues	$48,008	$47,866	$129,875	$107,882
Gross profit	$9,986	$9,110	$26,162	$20,628
Sales, general and administrative	$6,223	$5,319	$18,387	$13,484
Operating income	$2,710	$2,572	$4,189	$3,762
Income (loss) before income tax	$1,121	$1,441	$(47)	$1,126
Net income (loss)*	$365	$841	$(919)	$606
Net income (loss) per diluted share*	$0.06	$0.15	$(0.16)	$0.11
Weighted average dilutive shares*	5,752	5,719	5,602	5,662

*Pro forma for the thirteen and thirty-nine week periods ended September 29, 2013. The pro forma net income (loss), net income (loss) per diluted share, and weighted average dilutive share amounts have been calculated, taking into consideration the reorganization of the Company on November 3, 2013, as if the Company were a C corporation for federal income tax purposes for the full year of 2013.

Selected Consolidated Balance Sheet Information
(amounts in thousands)

	Sep 28, 2014	Dec 29, 2013
Accounts receivable, net	$27,512	$23,347
Property and equipment, net	$653	$523
Total assets	$59,497	$58,623
Total liabilities	$51,288	$50,520
Total shareholders' equity	$8,209	$8,103

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(amounts in thousands)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	Sep 28, 2014	Sep 29, 2013	Sep 28, 2014	Sep 29, 2013
Net income (loss)	$365	$1,418	$(919)	$1,097
Interest expense, net	634	1,131	2,068	2,636
Income tax expense	756	23	872	29
Depreciation and amortization	1,053	1,219	3,586	3,382
Loss on extinguishment of related party debt	—	—	987	—
Stock-based compensation	91	—	1,118	—
Transaction fees	—	33	—	491
Put option adjustment	955	—	1,181	—
Adjusted EBITDA	$3,854	$3,824	$8,893	$7,635

About BG Staffing, Inc.
Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its information technology, light industrial and multi-family divisions. BG Staffing is a temporary staffing platform that has integrated several regional and national brands and is set to achieve scalable growth. The Company’s acquisition philosophy is one that not only brings financial growth, but unique and dedicated talent within the companies. This has led to a strong management team, with tenure and a desire to offer exceptional service to candidates, customers and investors. Please visit www.bgstaffing.com for more information.

Forward-Looking Statements
The forward looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500
terri@bibimac.com